                                                                   EXHIBIT 10.37


                                  OFFICE LEASE

                                    between

                OTR, AN OHIO GENERAL PARTNERSHIP, AS NOMINEE OF
            THE STATE TEACHERS RETIREMENT BOARD OF OHIO, A STATUTORY
                    ORGANIZATION CREATED BY THE LAWS OF OHIO

                                   (Landlord)

                                      and

                              BRE PROPERTIES, INC.
                             A MARYLAND CORPORATION

                                    (Tenant)

                                for Premises at

                              44 Montgomery Street
                           San Francisco, California

                                  OFFICE LEASE
                                  ------------


     THIS OFFICE LEASE ("Lease"), dated September 26, 1997, is made and entered into by and between OTR, an Ohio general partnership, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio ("Landlord"), and BRE PROPERTIES, INC., a Maryland corporation ("Tenant") upon the following terms and conditions:


                  ARTICLE I - SUMMARY AND CERTAIN DEFINITIONS
                  -------------------------------------------

     Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

     1.1  BUILDING.  The term "Building" shall mean that certain office building
          --------
located at 44 Montgomery Street in San Francisco, California, commonly known as 44 MONTGOMERY STREET together with any related land, improvements, common areas, driveways, sidewalks and landscaping.

     1.2  PREMISES.  The term "Premises" shall mean Suite 3600 in the Building,
          --------
as more particularly outlined on the "Floor Plan" attached hereto as Exhibit "A" and incorporated herein by reference. As used herein, "Premises" shall not include any storage area in the Building or rooftop area on the Building, which areas shall (if applicable) be leased or rented pursuant to separate written agreements.

     1.3  RENTABLE AREA OF THE PREMISES.  The term "Rentable Area of the
          -----------------------------
Premises" shall mean fifteen thousand one hundred seventy (15,170) square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises (load factor of 9.4%) Tenant acknowledges the following: (a) prior to the Commencement Date, Tenant's representative measured the Premises and verified that the accuracy of the foregoing square footage numbers; and (b) the Rentable Area of the Premises includes the usable area without deduction for columns or projections, multiplied by the referenced add-on load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

     1.4  LEASE YEAR.  The term "Lease Year" shall mean such consecutive twelve
          ----------
(12) month period following the Commencement Date.

     1.5  LEASE TERM.  The term of this Lease ("Lease Term") shall be for a
          ----------
period of eight (8) consecutive Lease Years and eighteen (18) days following the Commencement Date, unless sooner terminated as otherwise provided in this Lease.

     1.6  COMMENCEMENT DATE.  Subject to adjustment as provided in Section 3.1,
          -----------------
the term "Commencement Date" shall mean January 12, 1998.

     1.7  EXPIRATION DATE.  Subject to adjustment as provided in Section 3.1,
          ---------------
the term "Expiration Date" shall mean January 31, 2006.

     1.8  BASE RENT.  Subject to adjustment as provided in Article 4, the term
          ---------
"Base Rent" shall mean the following amounts for the following periods:

  Lease Years             Yearly             Monthly             Rate Per
                         Base Rent          Base Rent      Rentable Square Foot
---------------         -----------         ----------     --------------------
1/12/98-1/31/98                             $28,064.50            $37.00
2/1/98-1/31/99          $561,290.00         $46,774.17            $37.00
2/1/99-1/31/00          $576,460.00         $48,038.33            $38.00
2/1/00-1/31/01          $591,630.00         $49,302.50            $39.00
2/1/01-1/31/02          $606,800.00         $50,566.67            $40.00
2/1/02-1/31/03          $621,970.00         $51,830.83            $41.00
2/1/03-1/31/04          $637,140.00         $53,095.00            $42.00
2/1/04-1/31/05          $652,310.00         $54,359.17            $43.00
2/1/05-1/31/06          $667,480.00         $55,623.33            $44.00

     1.9  TENANT'S PERCENTAGE SHARE.  Subject to adjustment by Acceptance
          -------------------------
letter, the term "Tenant's Percentage Share" shall mean 2.45% with respect to increases in Property Taxes and Operating Expenses (as such terms are hereinafter defined). Landlord may reasonably recompute Tenant's Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Premises or Building.

     1.10 SECURITY DEPOSIT.  The term "Security Deposit" shall mean $0.00
          ----------------
delivered by Tenant to Landlord to secure Tenant's performance of its obligations hereunder.

     1.11 TENANT'S PERMITTED USE.  The term "Tenant's Permitted Use" shall mean
          ----------------------
general and administrative office use, and no other use.

     1.12 BUSINESS HOURS.  The term "Business Hours" shall mean the hours of
          --------------
8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M., Saturdays (federal and state holidays excepted). "Holidays" are defined to be the following days: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed by such unions.

     1.13 LANDLORD'S ADDRESS FOR NOTICES.  The term "Landlord's Address for
          ------------------------------
Notices" shall mean OTR c/o Seagate Properties, Inc., 44 Montgomery Street, Suite 1710, San Francisco, California 94104, Attn: Property Manager, with a copy (but which copy shall not constitute notice) to OTR, 275 Broad Street, Columbus, Ohio, Attn: Director, Real Estate.

     1.14 TENANT'S ADDRESS FOR NOTICES.  The term "Tenant's Address for Notices"
          ----------------------------
shall mean 44 Montgomery Street, Suite 3600, San Francisco, California 94104.

     1.15 BROKERS.  The term "Brokers" shall mean Seagate Properties, Inc. and
          -------
Colliers Damner Pike.

     1.16 GUARANTORS.  The term "Guarantors" shall mean None.
          ----------


                             ARTICLE II - PREMISES
                             ---------------------

     2.1  LEASE OF PREMISES.  Commencing on the Commencement Date, Landlord
          -----------------
agrees to and shall lease the Premises to Tenant, and Tenant agrees to and shall lease and hire the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in substantial conformance with the Work Letter Agreement attached hereto as Exhibit "B."

     2.2  ACCEPTANCE OF PREMISES.  Unless otherwise specifically set forth in
          ----------------------
this Lease, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Prior to Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises. Within ten (10) business days after such review, Landlord and Tenant shall execute and deliver to each other duplicate original counterparts of the Acceptance Letter. Except as is expressly set forth in this Lease or Work Letter Agreement, and except for latent defects and "punch list" items, or as may be expressly set forth in the Acceptance Letter, Tenant agrees to accept the Premises in its "as is" physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same).



                               ARTICLE III - TERM
                               ------------------

     3.1  TERM.  The Lease Term shall be for the period described in Section 1.5
          ----
of this Lease. The Term shall commence ("Commencement Date") on the date which is the later to occur of January 12, 1998, or the date construction and installation of the Work defined in the Work Letter Agreement is substantially complete pursuant to the Work Letter. The Lease Term shall end ("Expiration Date") eight (8) Lease Years following the Commencement Date (as the same may be
adjusted as set forth above).   In the event Landlord is unable to substantially
complete the Work by January 12, 1998, the Targeted Commencement Date, with exception to Tenant Delays, Rent shall not commence until Substantial Completion of the Work. If the Lease Term commences on a day other than the first (1st) day of a month, then the Lease Term shall be extended by a number of days equal to the number of days remaining in said month, and the first (1st) Lease Year shall be deemed to commence on the first (1st) day of the next calendar month.

     3.2  OPTION TO EXTEND TERM.  Tenant is hereby granted an option ("Extension
          ---------------------
Option") to extend the Term for one (1) additional period of five (5) Lease Years ("Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that monthly Base Rent shall be increased to that amount which is the greater of (i) the Base Rent, fully escalated, or (ii) to the Prevailing Rental Rate (defined below). The Extension Option may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than three hundred sixty five
(365) calendar days and no later than two hundred ten (210) calendar days prior to the commencement of the Extension Period. Notwithstanding the foregoing, said exercise shall, at Landlord's election, be null and void if: (i) Tenant is in default under the Lease at the date of said notice and said default remained uncured following expiration of all applicable cure periods; or (ii) prior to commencement of the Extension Period, Tenant commits an Event of Default which remained uncured after expiration of all applicable cure periods. If Tenant shall fail to timely exercise the Extension Option herein provided, or if Tenant shall assign this Lease or sublet any part in excess of thirty (30%) percent of the Premises or all of the Premises (whether or not Landlord consents to said assignment or sublease), or if Tenant shall commit an Event of Default under this Lease which remains uncured following expiration of all applicable cure periods, said Extension Option shall , at Landlord's election to be made by written notice to Tenant, terminate, and shall be null and void and of no further force and effect. Tenant's exercise of the Extension Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises to any person or entity other than an Affiliate (as that term is defined in Section 14.1 below), then immediately upon such termination, sublease or assignment, the Extension Option herein granted shall simultaneously terminate and become null and void. The Extension Option is personal to Tenant and its Affiliates. Except for an assignment or sublet to an Affiliate of Tenant, under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the Extension Option. Time is of the essence of this provision. Landlord shall not be obligated to pay for or install any improvements in the Premises or grant Tenant any economic incentives as a consequence of or in consideration for Tenant's exercise of the Extension Option. Upon determination of the Prevailing Rental Rate for the Premises, Tenant shall at Landlord's request execute and deliver to Landlord an amendment to this Lease confirming the exercise of the Extension Option, the new Term Expiration Date, and the Prevailing Rental Rate for the Premises.

          3.2.1  Prevailing Rental Rate During Extension Period.  "Prevailing
                 ----------------------------------------------
Rental Rate" means the average per square foot rental rate per month for all leases for periods approximately as long as the Extension Period, executed by tenants for similar uses and lengths of time for comparable space in comparable Class A office buildings in the "San Francisco Financial District" (that area whose outer boundaries are Market Street, Grant Street, Washington Street and the Embarcadero) during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the property located in the San Francisco Financial District. For purposes of the preceding sentence, "Prevailing Rental Rate" shall mean the total rental then being quoted by landlords for "Comparable Deals" in the San Francisco Financial District. "Comparable Deals" shall mean leases which are approximately as long, and commencing approximately at the same time, as the Extension Period, and are for comparable space in comparable institutionally-owned buildings (with occupancy rates not varying more than fifteen percent 15% from that of the Building), subject to reasonable adjustments for (i) the desirability of the applicable floor or location in the applicable building, and
(ii) the desirability of the geographic location of the applicable building with the San Francisco Financial District. Notwithstanding the foregoing, Comparable Deals shall not include lease transactions where (i) the Landlord of the subject building is in default of its mortgage or other indebtedness on the building, or
(ii) the Landlord of the subject building is currently, or has within the prior six months, been involved in foreclosure proceedings on the applicable building, or (iii) where the Tenant has some form of equity ownership or equity participation in the applicable building or lease.

          3.2.2  Determination.  If the parties are unable to agree on the
                 -------------
Prevailing Rental Rate within sixty (60) days after Landlord's receipt of the notice of exercise of the Extension Option, either party may request that the Prevailing Rental Rate be determined pursuant to the ADR Process described in
Section 18.31 below. Such determination shall be final and binding on the parties. In recognition that the Prevailing Rental Rate may not be determined until after commencement of the Extension Period, Tenant shall pay, during the Extension Period until the Prevailing Rental Rate is determined, 100% of the amount of Rent then in effect (including Base Rent and all other charges).
Under no circumstances shall the Rent during the Extension Period ever be less than 100% of such amount of Rent then in effect, regardless of the Prevailing Rental Rate, as determined in accordance with the foregoing provisions. If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefore, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant during the Extension Period.


                              ARTICLE IV - RENTAL
                              -------------------

     4.1  DEFINITIONS.  Unless the context otherwise specifies or requires, the
          -----------
following terms shall have the meanings specified herein:

          4.1.1  Base Year. The term "Base Year" shall mean calendar year 1998.
                 ---------

          4.1.2  Property Taxes.  The term "Property Taxes" shall mean the
                 --------------
aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof. Property Taxes shall also include all reasonable fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, but the total of said fees and costs shall not exceed the amount of any reduction in Property Taxes actually granted. If due to Landlord's gross negligence it fails to timely pay any installment of Property Taxes, and as a direct consequence thereof the taxing authority assesses a late fee or penalty, said late fee or penalty shall not be included
in Property Taxes.   Property Taxes for any calendar year shall be Property
Taxes which are due for payment or paid in such year, rather than Property Taxes which are assessed or become a lien during such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord.
Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

          4.1.3  Operating Expenses.  The term "Operating Expenses" shall mean
                 ------------------
all reasonable costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes) including without limitation:

          (i) Premiums for property, casualty, liability, earthquake, Rent interruption or other types of insurance carried by Landlord to the extent carried by other institutional owners and operators of first class office buildings in San Francisco.

          (ii) Reasonable salaries, wages, and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

          (iii) Cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse plants.

          (iv) Landscape expenses, including without limitation irrigation, trimming, mowing, fertilizing, seeding, and replacing plants.

          (v) Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

          (vi) Maintaining operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management system, including service contractors, maintenance contracts, supplies and parts.

          (vii) Other items of repair of maintenance of elements of the Building.

          (viii) The costs of policing, security and supervision of the Building.

          (ix) Fair market rental and other costs with respect to the management office for the Building not to exceed 2,500 rentable square feet.

          (x) The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.

          (xi) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building not to exceed 2,500 rentable square feet.

          (xii) Capital expenditures (a) made primarily to reduce Operating Expenses to the extent that the expenditure actually reduces Operating Expenses on an annual basis, or to comply with any laws or other governmental requirements applicable to the Building not in effect as of the date of this Lease, or (b) for replacements (as opposed to additions or new improvements) of items located in the common areas of the Building, required to keep such areas in good condition; provided all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (x) their useful lives, (y) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or
(z) three (3) years.

          (xiii)    Legal fees and expenses.

          (xiv) Payments under any easement, operating agreement, declaration, restrictive covenant, which Landlord is to provide Tenant with copies of any payments or obligations, if any, for Tenant's review prior to Commencement of Term.

          (xv) A fee for the administration and management of the Building as reasonably determined by Landlord and comparable to market fees associated with similar Class A, institutionally owned high rise office buildings in San Francisco from time to time.

          4.1.4  Exclusions from Operating Expenses.  Operating Expenses shall
                 ----------------------------------
not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building.

          4.1.5  Adjustment.  If the Building does not have one hundred percent
                 ----------
(100%) occupancy during an entire calendar year, including the Base Year, then the variable cost component of "Property Tax" and "Operating Expenses" shall be equitably adjusted so that the total amount of Property Tax and Operating Expenses equals the total amount which would have been paid or incurred by

Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year. In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Operating Expenses as a result of the foregoing provision.

     4.2  BASE RENT.
          ----------

          4.2.1  Rent Adjustment.  During the Lease Term, Tenant shall pay to
                 ---------------
Landlord as rental for the Premises the Base Rent described in Section 1.8 above, subject to adjustment (herein called the "Rent Adjustment") as provided in Article 1.8.

          4.2.2  Tax and Operating Expense Adjustment.  The Base Rent provided
                 ------------------------------------
in Article 1.8 shall be increased each calendar year subsequent to the Base Year, by (collectively, the "Tax and Operating Expense Adjustment"): (i) Tenant's Percentage Share of the total dollar increase, if any, in Property Taxes for such year over Property Taxes for the Base Year; and (ii) Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord during such year over Operating Expenses paid or incurred by Landlord during the Base Year. A decrease in Property Taxes or Operating Expenses below the Base Year amounts shall not decrease the amount of the Base Rent due hereunder or give rise to a credit in favor of Tenant.

          4.3  ADJUSTMENT PROCEDURE; ESTIMATES.  The Tax and Operating Expense
               -------------------------------
Adjustment shall be determined and paid as follows:

          4.3.1  Estimates.  During each calendar year subsequent to the Base
                 ---------
Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Section 4.2.2 for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than once a year, Landlord may, by written notice to Tenant, revise its estimate for such year provided such notice sets forth the reason for any revision, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

          4.3.2  Landlord's Statement.  Within one hundred twenty (120) days
                 --------------------
after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.2.2 for such calendar year, as determined by Landlord (the "Landlord's Statement"). Such Landlord's Statement shall be binding upon Tenant, except as specifically provided in Section 4.04 below. If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) business days of receipt of Landlord's Statement. If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant by Landlord within fifteen (15) business days.

          4.3.3  Termination.  If this Lease shall terminate on a day other than
                 -----------
the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.3.2 to be performed after such termination.

     4.4  REVIEW OF LANDLORD'S STATEMENT.  Provided that Tenant is not then in
          ------------------------------
default beyond any applicable cure period of its obligations to pay Base Rent, additional rent described in Section 4.2.2 or any other payments required to be made by it under this Lease, and provided further that Tenant strictly complies with the provisions of this Section 4.4, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement (provided, however, Tenant may not have an audit or review right to all documentation relating to Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

          4.4.1  Notice.  Tenant shall, within sixty (60) calendar days after
                 ------
any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.4. The right of Tenant under this Section 4.4 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.4 for a particular Landlord's Statement shall be deemed waived. Notwithstanding the foregoing, if Tenant identifies an error in a specific portion in excess of three percent (3%) of Landlord's Statement in a particular year, Tenant shall have the right to audit that specific portion of Landlord's Statement for the previous Lease Years in the Term.

          4.4.2  Records.  Tenant acknowledges that Landlord maintains its
                 -------
records for the Building at Landlord's manager's corporate offices presently located at the address set forth in Section 1. 12 and Tenant agrees that any review of records under this Section 4.4 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing. Tenant acknowledges and agrees that any records reviewed under this Section 4.4 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

          4.4.3  Landlord's Review; Reconciliation.  Any errors disclosed by the
                 ---------------------------------
review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms as defined, in Section 18.31, the ADR process shall apply
to resolve the disputes.   In the event that the results of the review of
records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.

     4.5  PAYMENT.  Concurrently with the execution hereof, Tenant shall pay
          -------
Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.7, as adjusted in accordance with Section 4.2, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

     4.6  LATE CHARGE; INTEREST.  Tenant acknowledges that the late payment of
          ---------------------
Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due more than once in any consecutive eighteen (18) month period, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law (if any) or twelve percent (12%) per annum from the date due to the date paid.

     4.7  ADDITIONAL RENT.  For purposes of this Lease, all amounts payable by
          ---------------
Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent, Rent Adjustment, and Tax and Operating Expense Adjustment, shall sometimes be referred to in this Lease as "Rent".

     4.8  ADDITIONAL TAXES.  Notwithstanding anything in Section 4.1.2 to the
          ----------------
contrary, Tenant shall reimburse Landlord upon demand for any and all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including without limitation any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.


                          ARTICLE V - SECURITY DEPOSIT
                          ----------------------------

     Waived in lieu of Tenant's favorable credit rating.

                          ARTICLE VI - USE OF PREMISES
                          ----------------------------

     6.1  TENANT'S PERMITTED USE.  Tenant shall use the Premises only for
          ----------------------
Tenant's Permitted Use
as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

     6.2  COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.
          -------------------------------------------

          6.2.1  Applicable Law.  Tenant shall cause the Premises to comply in
                 --------------
all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises to the extent they pertain to Tenant's use of the Premises (collectively "Applicable Law").

          6.2.2  No Violation.  Tenant shall not use the Premises, or permit the
                 ------------
Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises;
(c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in
Article XVIII.

     6.3  HAZARDOUS MATERIALS.
          -------------------

          6.3.1  Probation.  No Hazardous Materials (as defined herein), shall
                 ---------
be Handled (as also defined herein), upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant's Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent. Tenant's Hazardous Materials shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Law (as defined herein).

          6.3.2  Remediation.  Notwithstanding the obligation of Tenant to
                 -----------
indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority (as defined herein), or necessary for Landlord to make reasonable economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take reasonable actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

          6.3.3  Additional Documents.  Tenant agrees to execute affidavits,
                 --------------------
representations, and the like from time to time at Landlord's reasonable request stating in a form mutually acceptable to Tenant and Landlord, Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

          6.3.4  Environmental Laws.  As used herein, "Environmental Laws" means
                 ------------------
and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

          6.3.5  Hazardous Materials.  As used herein, "Hazardous Materials"
                 -------------------
means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance", "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive; or (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by environmental laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

          6.3.6  Handle.  As used herein, "Handle," "handle," "Handled,"
                 ------
"handled," "Handling," or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

          6.3.7  Regulatory Authority.  As used herein, "Regulatory Authority"
                 --------------------
shall mean any federal, state or local governmental agency, commission, board or political subdivision.


                      ARTICLE VII - UTILITIES AND SERVICES
                      ------------------------------------

     7.1  BUILDING SERVICES.   Landlord agrees to furnish or cause to be
          -----------------
furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

          7.1.1  Elevator Service.  Non-attended automatic elevator service (if
                 ----------------
the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees.

          7.1.2  HVAC.  During Business Hours, such air conditioning, heating
                 ----
and ventilation as, in Landlord's reasonable judgment, are required for the comfortable use and occupancy of the Premises; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be determined by Landlord from time to time.

          7.1.3  Water.  Water for drinking and if rest rooms are within the
                 -----
Premises, rest room purposes.

          7.1.4  Janitorial and Cleaning.  Reasonable janitorial and cleaning
                 -----------------------
services, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, Landlord, at Landlord's sole discretion, may require that the Premises be kept clean and in order by Tenant, at Tenant's expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

          7.1.5  Electricity.  At all reasonable times, electric current as
                 -----------
required for building standard lighting and fractional horsepower office machines; provided, however, that: (i) without Landlord's consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant's use of electric current in excess of that which Landlord is obligated to provide hereunder (provided, however, that the foregoing shall not preclude the use of personal computers or similar office equipment); (ii) if Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may condition its consent upon Tenant's payment of the cost of installing and providing any additional facilities required to furnish such excess power to the Premises and upon the installation in the Premises of electric current meters to measure the amount of electric current consumed, in which latter event Tenant shall pay for the cost of such meter(s) and the cost of installation, and repair thereof, as well as for all excess electric current consumed at the rates charged by the applicable local public utility, plus a reasonable amount to cover the additional expenses incurred by Landlord in keeping account of the electric current so consumed; and (iii) if Tenant's increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord's consent may be conditioned upon Landlord's requirement that Tenant pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.

          7.1.6  Payments.  Any amounts which Tenant is required to pay to
                 --------
Landlord pursuant to this Section 7.1 shall be payable upon demand by Landlord and shall constitute additional rent.

     7.2  INTERRUPTION OF SERVICE.  Landlord shall not be liable for any failure
          -----------------------
to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.1, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Rent, Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.


                     ARTICLE VIII - MAINTENANCE AND REPAIRS
                     --------------------------------------

     8.1  LANDLORD'S OBLIGATIONS.  Except as expressly provided in Sections 8.2
          ----------------------
and 8.3 below, Landlord shall maintain the Building in first class, based on its age, order and repair throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article XI, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant's business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building.

     8.2  TENANT'S OBLIGATIONS.  During the Lease Term, Tenant shall, at its
          --------------------
sole cost and expense, maintain the Premises in good order and repair (including, without limitation, the carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant).

     8.3  LANDLORD'S RIGHTS.  Landlord and its contractors shall have the right,
          -----------------
at all reasonable times and upon at least 24 hours prior written, oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.


              ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS
              ----------------------------------------------------

     9.1  LANDLORD'S CONSENT; CONDITIONS.  Tenant shall not make or permit to be
          ------------------------------
made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld, and which consent with respect to any alterations which may adversely affect the structural or safety components of the Building, may be given or withheld in Landlord's sole and absolute discretion provided, however, that Tenant shall not be required to obtain Landlord's prior approval for minor non-structural Alterations that cost less than $10,000.00 and such Alterations are code compliant. Landlord may impose as a condition to making any Alterations, the following requirements (which shall be subject to Landlord's reasonable requirement): Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; employment of union contractors and subcontractors who shall not cause labor disharmony; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all reasonable costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use or the proper performance of the Alterations.

     9.2  PERFORMANCE OF ALTERATIONS WORK.  All work relating to the Alterations
          -------------------------------
shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Administrative Code) and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

     9.3  LIENS.  Tenant shall pay when due all costs for work performed and
          -----
materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, upon Landlord's request prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in this Lease for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

     9.4  LEASE TERMINATION.  Except as provided herein, upon expiration or
          -----------------
earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date

Tenant first occupied the Premises (whether pursuant to this Lease or an earlier lease), subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord notified Tenant at the time Landlord consented to Tenant's Alteration (as further provided below) that it would require Tenant to remove such Alteration at the end of the Lease Term and Landlord provides Tenant with written notice requiring Tenant to remove some or all of Tenant's Alterations in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand. Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of this Article IX, to allow Tenant to make an Alteration in the Premises, Landlord will notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at the Tenant's cost, to remove such Alteration at the end of the Lease Term. The parties agree that Tenant shall not be obligated to remove any Alteration in the Premises that existed prior to the Commencement Date, or that was constructed as part of the Work provided in Exhibit "B."

                   ARTICLE X - INDEMNIFICATION AND INSURANCE
                   -----------------------------------------

     10.1 INDEMNIFICATION.
          ---------------

          10.1.1  Tenant.  Tenant agrees to protect, indemnify, hold harmless
                  ------
and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns (except to the extent of the losses described below are caused by the gross negligence or intentional misconduct of Landlord, its agents and employees), from and against:

          (i) any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death or property damage sustained by such person or persons which arises out of, is occupied by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence or willful misconduct of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

          (ii) any and all environmental damages which arise from: (a) the Handling of any Tenants Hazardous Materials, as defined in Section 6.3 or (b) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (x) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (y) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and
(z) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make reasonable economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.1 shall survive the expiration or earlier termination of this Lease.

          10.1.2  Landlord.  Landlord agrees to protect, indemnify, hold
                  --------
harmless and defend Tenant from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the negligence or intentional misconduct of Landlord or its authorized agents or employees.

          10.1.3  No Limitation.  Notwithstanding anything to the contrary
                  -------------
contained herein, nothing shall be interpreted or used to (a) in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord, or (b) infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

     10.2 PROPERTY INSURANCE.
          ------------------

          10.2.1  Tenant All-Risk.  At all times during the Lease Term, Tenant
                  ---------------
shall procure and maintain, at its sole expense, "all-risk" property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, and explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering
(a) all Alterations made by or for Tenant in the Premises; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

          10.2.2  Tenant Business Interruption.  At all times during the Lease
                  ----------------------------
Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.2.1.

          10.2.3  Landlord All-Risk.  Landlord shall, at all times during the
                  -----------------
Lease Term, procure and maintain "all-risk" property insurance in the amount not less than ninety percent (90%) of the insurable replacement cost covering the Building in which the Premises are located and such other insurance as may be required by a Mortgagee or otherwise desired by Landlord.

     10.3 LIABILITY INSURANCE.
          -------------------

          10.3.1  Tenant.  At all times during the Lease Term, Tenant shall
                  ------
procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, and personal injury losses, and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

          10.3.2  Alcohol.  If not already covered by Tenant's existing
                  -------
insurance, prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

          10.3.3  Estimates.  Landlord shall, at all during the Lease Term,
                  ---------
procure and maintain commercial general liability insurance for the Building in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

     10.4 WORKERS' COMPENSATION INSURANCE.  At all times during the Lease Term,
          -------------------------------
Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of California, and Employer's Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

     10.5 POLICY REQUIREMENTS.  All insurance required to be maintained by
          -------------------
Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VIII in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease pursuant to a per-location endorsement.

     10.6 WAIVER OF SUBROGATION.  Each party hereby waives any right of recovery
          ---------------------
against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby.
Any policy of insurance to be provided by Tenant or Landlord pursuant to this
Article X shall contain a clause denying the applicable insurer any right of subrogation against the other party.

     10.7 FAILURE TO INSURE. If Tenant fails to maintain any insurance which
          -----------------
Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion.


                       ARTICLE XI - DAMAGE OR DESTRUCTION
                       ----------------------------------

     11.1 TOTAL DESTRUCTION.  Except as provided in Section 11.3 below, this
          -----------------
Lease shall, at Landlord's election, terminate if the Building is totally destroyed.

     11.2 PARTIAL DESTRUCTION OF PREMISES.  If the Premises are damaged by any
          -------------------------------
casualty and, in Landlord's reasonable opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within two hundred (200) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.3, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, be made within said two hundred (200) day period, then Landlord may, at its option, exercisable by written notice given to Tenant within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

     11.3 EXCEPTIONS TO LANDLORD'S OBLIGATIONS.  Notwithstanding anything to the
          ------------------------------------
contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than eighteen (18) months prior to the Expiration Date, exclusive of option periods. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, solely responsible for the damage or destruction.

     11.4 WAIVER.  The provisions contained in this Lease shall supersede any
          ------
laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination, including California Civil Code Sections 1932 and 1933.


                           ARTICLE XII - CONDEMNATION
                           --------------------------

     12.1 TAKING.  If the entire Premises or so much of the Premises as to
          ------
render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area as described in Section 1.2 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

     12.2 AWARD.  In the event of any Condemnation, the entire award for such
          -----
taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise.
Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking, provided such separate award does not diminish Landlord's award.

     12.3 TEMPORARY TAKING.  No temporary taking of the Premises shall terminate
          ----------------
this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.


                           ARTICLE XIII - RELOCATION
                           -------------------------

     Landlord shall have the one time right, at its option upon not less than sixty (60) days prior written notice to Tenant ("Landlord Relocation Notice"), to relocate Tenant and to substitute for the Premises described above other space in the Building containing at least as much rentable area as the Premises described in Section 1.2 above and with reasonably similar improvements. If Tenant is already in occupancy of the Premises, then Landlord shall approve in advance the relocation expenses for purposes of reimbursement for Tenant's reasonable moving and telephone relocation expenses, data cabling and for reasonable quantities of new stationery upon submission to Landlord of receipts for such expenditures incurred by Tenant. Tenant is limited to being relocated to the 32/nd/ Floor and higher in the Building. Should Landlord desire to relocate Tenant at any time during the Term, Tenant shall have the option to Terminate its Lease. Tenant shall provide Landlord with written notice of its intent to Terminate within thirty (30) days from receipt of Landlord's Relocation Notice.


                    ARTICLE XIV - ASSIGNMENT AND SUBLETTING
                    ---------------------------------------

     14.1 RESTRICTION.  Without the prior written consent of Landlord, Tenant
          -----------
shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer"). For purposes of this Lease the term "Transfer" shall also include (a) if Tenant is a partnership the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period:
(i) the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets. A Transfer in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign the Lease or sublease the Premises, or any part thereof, to an "Affiliate" without the prior written consent of Landlord, but upon at least twenty (20) days' prior written notice to Landlord, provided that said Affiliate is not in default under any other lease for space in a property that is owned by Landlord or managed by Seagate or any of its affiliates. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any patent corporation controlling Tenant or any subsidiary that Tenant controls. The term "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     14.2 NOTICE TO LANDLORD. If Tenant desires to assign this Lease or any
          ------------------
interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

          14.2.1  Statement.  A statement containing the type of use proposed
                  ---------
for the Premises and the principal terms of the proposed assignment or subletting;


     14.3 LANDLORD'S RECAPTURE RIGHTS. With exception to the initial sublease by
          ---------------------------
Tenant to an interested third party of not more than 3,500 square feet, and prior to the commencement of the second year of the Term, and at any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.2 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises provided that Tenant, within five (5) days after receipt of the Landlord's notice to terminate, may withdraw its request for consent to the transfer, in which event Landlord's election to terminate the Lease shall be null and void and of no further effect. If Landlord does not exercise any of the options described in the preceding sentence, then, Tenant shall provide Landlord with a copy of the proposed assignment or sublease and within a twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

     14.4 LANDLORD'S CONSENT; STANDARDS.  Landlord's consent to a proposed
          -----------------------------
assignment or subletting shall not be unreasonably withheld, conditioned or delayed; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (a) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (b) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) the proposed assignee or subtenant intends to use any part of the

Premises for a purpose not permitted under this Lease; (d) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant, occupies space in the Building, and is negotiating with Landlord to lease space on a direct basis which is comparable to the proposed Sublease/Assignment space in the Building; (e) the proposed assignee or subtenant is disreputable; or (f) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, impact the Building in a negative manner, including but not limited to significantly increasing the pedestrian traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (g) the subject space does not have appropriate means of ingress and egress suitable for normal renting purposes; (h) the transferee is a government (or agency or instrumentality thereof), or (i) Tenant has failed to cure a default at the time Tenant requests consent to the proposed Transfer.

     14.5 ADDITIONAL RENT.  If Landlord consents to any such assignment or
          ---------------
subletting, one half (1/2) of the amount by which all sums or other economic consideration received by Tenant in connection with such assignment or subletting, after deducting only reasonable legal fees, subtenant's tenants improvements (if paid by sublessor) and subletting brokerage commissions whether denominated as rental or otherwise, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

     14.6 LANDLORD'S COSTS.  If Tenant shall Transfer this Lease or all or any
          ----------------
part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees up to $1,000.00 per request or transfer as the case may be.

     14.7 CONTINUING LIABILITY OF TENANT.  Notwithstanding any Transfer, Tenant
          ------------------------------
shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

     14.8 NON-WAIVER.  The consent by Landlord to any Transfer shall not relieve
          ----------
Tenant, or any person claiming through or by Tenant, terms, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.


                       ARTICLE XV - DEFAULT AND REMEDIES
                       ---------------------------------

     15.1 EVENTS OF DEFAULT BY TENANT.  The occurrence of any of the following
          ---------------------------
shall constitute a material default and breach of this Lease by Tenant:

          15.1.1  Failure to Pay Rent.  The failure by Tenant to pay Base Rent
                  -------------------
or make any other payment required to be made by Tenant hereunder as and when due more than once in any consecutive eighteen (18) month period during the Term.

          15.1.2  Failure to Perform.  The failure by Tenant to observe or
                  ------------------
perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.1.1 and 15.1.2 above, if such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion. The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under
Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

          15.1.3  Bankruptcy.  The making by Tenant or its Guarantor of any
                  ----------
general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

          15.1.4  Misstatement.  Any material misrepresentation herein, or
                  ------------
material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.1.

     15.2 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT.  In the event of
          -------------------------------------------------
any default by Tenant as provided in Section 15.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such on award; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsections (a) and (b) above, "worth at the time of award" shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of San Francisco on advances made to banks under Sections 13 and 13a of the Reserve Act ("discount rate") prevailing at the time of award. As used in subsection (c) above, "worth at the time of award" shall be computed by discounting such amount by (x) the discount rate of the Federal Reserve Bank of San Francisco prevailing at the time of award plus (y) one percent (1%).

     15.3 MITIGATION OF DAMAGES.  If Landlord terminates this Lease or Tenant's
          ---------------------
right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (b) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting any or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

     15.4 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT.  In the event
          ------------------------------------------------------
of a default of this Lease by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 15.2 above, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease or at law or in equity. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's default and recover Rent as it becomes due, if Tenant has the right to Transfer, subject only to reasonable limitations). In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

     15.5 RIGHT OF LANDLORD TO PERFORM.  All covenants and agreements to be
          ----------------------------
performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

     15.6 DEFAULT UNDER OTHER LEASES.  If the term of any lease, other than this
          --------------------------
Lease, heretofore or hereafter made by Tenant for any office space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.2.

     15.7 NON-WAIVER.  Nothing in this Article shall be deemed to affect
          ----------
Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant's right to possession of the for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     15.8 CUMULATIVE REMEDIES.  The specific remedies to which Landlord may
          -------------------
resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     15.9 DEFAULT BY LANDLORD.  Landlord's failure to perform or observe any of
          -------------------
its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, which is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that in no event shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages. In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except as specifically set forth in this Lease.


                 ARTICLE XVI - ATTORNEYS' FEES; INDEMNIFICATION
                 ----------------------------------------------

     16.1 ATTORNEYS' FEES.  If either Landlord or Tenant shall commence any
          ---------------
action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking interpretation of this Lease or enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

     16.2 INDEMNIFICATION.  Should Landlord be made a party to any litigation
          ---------------
instituted by Tenant
against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.


                  ARTICLE XVII - SUBORDINATION AND ATTORNMENT
                  -------------------------------------------

     17.1 SUBORDINATION.  This Lease, and the rights of Tenant hereunder, are
          -------------
and shall be subject and subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee":) shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Within ten (10) business days after the Landlord's written request, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.1. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.1, a "Successor Landlord") shall (a) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (b) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (c) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord;
(d) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (e) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (f) not be bound by any amendment or modification of the Lease or any cancellation of the same made without Successor Landlord's prior written consent; (g) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord's interest, and (h) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Building and its related improvements. Notwithstanding the foregoing, Tenant's subordination shall only be effective as to the extent that the future Mortgagee agrees that this Lease shall survive the termination of the Mortgagee's interest by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease.

     17.2 ATTORNMENT.  If the interests of Landlord under the Lease shall be
          ----------
transferred to any superior Mortgagee or Successor Landlord or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant's landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord's succeeding to the interest of Landlord under the Lease. Tenant acknowledges that Landlord is (a) the assignee of the lessor's interest in that certain Ground Lease dated June 11, 1963 ("Existing Ground Lease") for the land underlying the Building, and (b) the assignee of the lessee's interest in the Ground Lease. Upon expiration or termination of the Existing Ground Lease, Tenant will attorn to and continue to recognize Landlord as the landlord under this Lease. Tenant shall, within ten (10) business days after Landlord's written request, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.2. Concurrently, upon written request from Tenant, and provided Tenant is not in default under this Lease, Landlord agrees to use diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from the Successor Landlord. Such Non-Disturbance Agreement may be embodied in the Mortgagee's customary form of Subordination and Non-Disturbance Agreement. If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such Mortgagee, Landlord shall have no further obligation to Tenant with respect thereto.

     17.3 MORTGAGEE PROTECTION.  Tenant agrees to give any Mortgagee, by
          --------------------
registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).
Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

     17.4 NON-DISTURBANCE.  At Tenant's written request, Landlord agrees to use
          ----------------
diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any future Mortgage. Such Non-Disturbance Agreement may be embodied in the Mortgagee's customary form of Subordination and Non-Disturbance Agreement. If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such holder. Landlord shall have no further obligation to Tenant with respect thereto.

                         ARTICLE XVIII - MISCELLANEOUS
                         -----------------------------

     18.1 QUITE ENJOYMENT.  Provided that Tenant performs all of its obligations
          ----------------
hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

     18.2 RULES AND REGULATIONS.  The Rules and Regulations attached hereto as
          ----------------------
Exhibit D are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

     18.3 ESTOPPEL CERTIFICATES.  Tenant agrees at any time and from time to
          ---------------------
time, upon not less than ten (10) business days' prior written notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default. If there a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitations an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement within three (3) days after Landlord's second request thereof, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

     18.4 ENTRY BY LANDLORD.  Upon twenty-four (24) hours prior notice, Landlord
          -----------------
may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord at all times shall have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, sees and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If

Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

     18.5 LANDLORD'S LEASE UNDERTAKINGS.  Notwithstanding anything to the
          -----------------------------
contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertaking") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and
(b) no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, OTR, an Ohio general partnership, Seagate Properties, Inc., Seagate Realty Advisors, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives. Tenant acknowledges that this Lease is executed by certain general partners of OTR and/or Seagate Realty Advisors, not individually but solely on behalf of, and as the authorized nominee and agent for, the State Teachers Retirement Board of Ohio, and Tenant and all persons dealing with Landlord waive any right to bring a cause of action against the individuals executing this Lease on behalf of Landlord and must look solely to the assets of State Teachers Retirement Board of Ohio for the enforcement of any claim against Landlord.

     18.6 TRANSFER OF LANDLORD'S INTEREST.  In the event of any transfer of
          -------------------------------
Landlord's interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord under this Lease occurring after the date of such transfer, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Lease, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Lease, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

     18.7 HOLDOVER.  If Tenant holds possession of the Premises after the
          --------
expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%),for the first sixty (60) days, escalating to two hundred percent (200%) thereafter of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

     18.8 NOTICES.  All notices which Landlord or Tenant may be required, or may
          -------
desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to Landlord at the address for Landlord get forth in Section

1.12 above and to Tenant at the address for Tenant set forth in Section 1.13 above, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

     18.9 BROKERS.  The parties recognize as the broker(s) who procured this
          -------
Lease the firm(s) specified in Section 1.15 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless a written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

     18.10  COMMUNICATIONS AND COMPUTER LINES.  Tenant may, in a manner
            ---------------------------------
consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, which consent may be reasonably conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions.

          18.10.1  New Lines.  Landlord may (but shall not have the obligation
                   ---------
to): (a) install new Lines at the Property, and (b) create additional space for Lines at the Property, and adopt reasonable and uniform rules and regulations with respect to the Lines.

          18.10.2  Line Problems.  Notwithstanding anything to the contrary
                   -------------
contained in this Lease, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following , (collectively called "Line Problems"): (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant's requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

     18.11  ENTIRE AGREEMENT.  This Lease contains all of the agreements and
            ----------------
understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein.

This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

     18.12  AMENDMENTS.  This Lease shall not be amended, changed or modified in
            ----------
any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

     18.13  SUCCESSORS.  Subject to the limitations expressly provided herein,
            ----------
this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

     18.14  (A) FORCE MAJEURE.  Landlord shall incur no liability to Tenant with
                -------------
respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

          (b) Tenant shall incur no liability to Landlord with respect to, and shall not be responsible for any failure to perform, any of Tenant's obligations hereunder, with the exception of Tenant's scheduled payment of Base Rent under
Section 1.8 herein above as adjusted in Section 3.1, if such failure is caused by any reason beyond the control of Tenant including strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation or by civil commotion, or failure or disruption of utility expenses. The amount of time for Tenant to perform any of its obligations, with the exception of Tenant's scheduled payment of Base Rent under Section 1.8 herein above, as adjusted in
Section 3.1, shall be extended by the amount of time Tenant's delayed in performing such obligation by reason of any force majeure occurrence similar to the foregoing types of occurrences.

     18.15  SURVIVAL OF OBLIGATIONS.  Any obligations of Tenant accruing prior
            -----------------------
to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

     18.16  LIGHT AND AIR.  No diminution or shutting off of any light, air or
            -------------
view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

     18.17  GOVERNING LAW.  This Lease shall be governed by, and construed in
            -------------
accordance with, the laws of the State of California.

     18.18  SEVERABILITY.  In the event any provision of this Lease is found to
            ------------
be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     18.19  CAPTIONS.  All captions, headings, tides, numerical references and
            --------
computer highlighting
are for convenience only and shall have no effect on the interpretation of this Lease.

     18.20  INTERPRETATION. Tenant acknowledges that it has read and reviewed
            --------------
this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

     18.21  INDEPENDENT COVENANTS.  Each covenant, agreement, obligation or
            ---------------------
other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

     18.22  NUMBER AND GENDER.  All terms and words used in this Lease,
            -----------------
regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     18.23  TIME IS OF THE ESSENCE.  Time is of the essence of this Lease and
            ----------------------
the performance of all obligations hereunder.

     18.24  JOINT AND SEVERAL LIABILITY.  If Tenant comprises more than one
            ---------------------------
person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

     18.25  EXHIBITS.  Exhibits A (Floor Plan), B (Work Letter Agreement), C
            --------
(Rules and Regulations), D (Guaranty), and E (Acceptance Letter) are incorporated into this Lease by reference and made a part hereof.

     18.26  OFFER TO LEASE.  The submission of this Lease to Tenant or its
            --------------
broker or other agent, does not constitute an offer to Tenant to lease the
Premises.   This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord, and (b) it is fully reviewed, executed and delivered by Landlord to Tenant; provided, however, that upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) calendar days following the date of delivery).

     18.27   CHOICE OF LAWS.  Tenant hereby submits to local jurisdiction in the
            ---------------
State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.

     18.28  ELECTRICAL SERVICE TO THE PREMISES.  Anything set forth in Section
            ----------------------------------
7.1 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

     18.29  RIGHTS RESERVED BY LANDLORD.  Landlord reserves the following rights
            ---------------------------
exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) to change the name or street address of the Building provided, that Landlord shall reimburse Tenant for the reasonable costs of changing its stationary and advertising materials, if necessary, to reflect the change; (b) to install, affix and maintain all signs on the exterior and/or interior of the Building; (c) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, sips, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area; (d) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (e) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (f) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (g) to prohibit the placement of video or other electronic games in the Premises; (h) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (i) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (j) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or exiting the Building; (k) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (l) to retain at all times master keys or pass keys to the Premises. Any violation of this provision shall be deemed a material breach of this Lease.

     18.30  ASBESTOS.  Tenant acknowledges that it has been expressly disclosed
            --------
to Tenant by Landlord's Managing Agent that the Building and the Premises contain asbestos containing materials ("ACM"). The acknowledgment by Tenant of the ACM does not in any manner impose any liability or responsibility on Tenant for removal, treatment, or abatement of such ACM or any responsibility whatsoever regarding such ACM provided, however, that Tenant shall comply with all applicable laws and regulations in connection with any work in the Premises including, but not limited to, work which requires entry into the ceiling.

     18.31  ADR PROCESS.  If Landlord and Tenant are unable for any reason to
            --------------
timely agree on (i) the Prevailing Rental Rate referenced in Section 3.2.1 or
(ii) the correction of alleged errors in Landlord's Statement as provided in
Section 4.4.3 or (iii) the amount of Base Rent to be abated if an interruption of services or utilities occurs as described in Section 7.2 or an impairment to the Premises occurs due to Landlord's failure to maintain or repair as described in Section 8.2 (collectively, "SPECIFIED DISPUTES"), then Landlord and Tenant agree that all Specified Disputes shall be resolved pursuant to the neutral binding alternative dispute resolution process ("ADR PROCESS") described below. Landlord and Tenant (acting together or individually) shall submit a notice of a Specified Dispute ("NOTICE OF DISPUTE") to JAMS (defined below) which Notice sets forth the details of the dispute and requests JAMS to implement the ADR Process set forth below.

     (A)  ADR Process.  The Notice of Dispute shall be delivered to the San
          ------------
Francisco office of Judicial Arbitration and Mediation Service ("JAMS") for binding resolution pursuant to the ADR

Process. The ADR Process shall be conducted according to the following procedure:

               (i) The ADR Process shall be conducted in San Francisco, California.

          (ii) JAMS shall promptly select a single retired California Superior Court Judge to be the hearing officer ("HEARING OFFICER"). The Hearing Officer shall not have any actual or perceived conflict of interest with Landlord or Tenant, any affiliate or subsidiary or their respective counsel and absent any conflict, neither Landlord or Tenant shall have the right to object to the Hearing Officer. The Hearing Officer shall have extensive and recent civil trial experience and shall not have been primarily a criminal courts judge during his/her career. The first hearing day shall be scheduled not later than thirty (30) calendar days following appointment of the Hearing Officer and the hearing process shall be concluded within thirty (30) calendar days from commencement.

          (iii) The Hearing Officer shall preside over the ADR Process, shall accept relevant evidence, and may (in her/her discretion) hear live testimony of the parties and their expert and other witnesses, examine and cross-examine the parties and their witnesses, allow counsel to examine and cross-examine witnesses, hear arguments of counsel, and otherwise conduct and control a hearing as if he/she were sitting as a California Superior Court Judge without a jury. At the conclusion of the hearing, the Hearing Officer shall orally announce a tentative decision as to the disagreement(s) which form the basis of the Specified Dispute(s). In announcing the tentative decision and in rendering the Final Award (defined below), the Hearing Officer shall be required to follow California law in the interpretation of any document or agreement (including this Lease), in admitting evidence and in fashioning a remedy. The Hearing Officer shall not have the power or authority to award any amount in the nature or character of punitive or exemplary damages, but shall have the power to issue an award for compensatory damages based on breach or default of the Lease, shall have the power to issue injunctive or other equitable relief where appropriate, shall have the power to issue a judgment for unlawful detainer of the Premises, and shall have the power to issue an award for attorneys' fees and costs as allowed by this Lease.

          (iv) Within ten (10) calendar days following conclusion of the oral hearing, the Hearing Officer shall prepare and deliver to each of the parties a written decision, accompanied by a statement of facts, law, underlying reasons and conclusions necessary to fully explain his/her decision ("FINAL AWARD"). If the Final Award requires payment by one party of any amount of money to the other party, the Hearing Officer shall require that payment be made within thirty (30) calendar days following issuance of the Final Award, and, if payment is not timely made, the Final Award shall provide the party to whom payment is due with the right but not the obligation to seek immediate enforcement of the Final Award by a court of competent jurisdiction.

          (v) The Final Award shall be binding on each party to the dispute, shall be admissible in any court of law for any purpose reasonably related thereto (including, but not limited to, for the purpose of determining whether or not a breach or default under the Lease has occurred), and either party may petition the California Superior Court to enter the Final Award as the final judgement and award of the court and/or to enforce enforcement of a Final Award.

          (vi) Each party shall pay one-half of the fees and costs for JAMS and the Hearing Officer. If advance payment or deposit is required prior to commencement of the ADR Process, each party to the dispute hereby represents and warrants that it will timely pay and deposit said amount. The failure to timely pay any amounts requested by the Hearing Officer or JAMS shall constitute an immediate and material event of default and if said amounts are not timely paid following receipt of a five (5) business day notice and demand to pay, the Hearing Officer shall be required (without the taking of any evidence or testimony) to issue a Final Award in favor of the party to the dispute timely paying its fees, on the terms and conditions requested by said party, which shall be final and binding.

     IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.

LANDLORD:

OTR, an Ohio general partnership, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio

By:  SEAGATE REALTY ADVISORS,  its duly authorized agent


  By:  /s/  J.R. Carady
     ------------------

  Its:  Principal
     ------------

TENANT:


BRE PROPERTIES, INC.
a Maryland corporation

By:  /s/  Jay W. Pauly
     -----------------

Its:  Senior Executive Vice President &
    -----------------------------------
      Chief Operations Officer
      ------------------------